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                          SECURITIES EXCHANGE AND COMMISSION

                                WASHINGTON, DC  20549

                                       FORM 8-K

                                    CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):  May 22, 1997



                                  ZITEL CORPORATION
                (Exact name of registrant as specified in its charter)


                                      CALIFORNIA
                    (State or other jurisdiction of incorporation)


          0-12194                                      94-2566313
    (Commission File No.)                    (IRS Employer Identification No.)


                               47211 BAYSIDE PARKWAY
                          FREMONT, CALIFORNIA 94538-6517
                (Address of principal executive offices and zip code)



          Registrant's telephone number, including area code: (510) 440-9600

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ITEM 5.  OTHER EVENTS

    A.   PLACEMENT OF DEBENTURES

    On May 22, 1997, Zitel Corporation (the "Company") completed the private placement of $25,000,000 in principal amount of 5% convertible subordinated debentures due November 22, 1999 (the "Debentures") to a small number of institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Debentures are convertible into shares of the Company's common stock ("Common Stock") at any time after 90 days from the date of purchase of the Debentures until maturity, unless previously redeemed or repurchased by the Company. The Debentures are convertible into the number of shares of Common Stock equal to the amount of principal and accrued interest being converted divided by the lesser of (i) 90% of the market price, or (ii) $26.975. For purposes of the conversion formula, the market price is equal to the average of the reported closing bid prices for the Common Stock on the five trading days preceding each date of conversion. The holders of the Debentures have registration rights with respect to the Common Stock as set forth in a Registration Rights Agreement pursuant to which the Company has agreed to register for resale under the Securities Act the Common Stock issuable upon conversion of the Debentures, on or before August 20, 1997.

    The foregoing description does not purport to be complete and is qualified by reference to the definitive agreement filed as Exhibits herewith.

    B.   RISK FACTORS

    The Company from time to time makes forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in the Company's SEC filings. In evaluating the Company's business, prospective investors should consider carefully the following factors in addition to the other information concerning the Company.

RECENT LEVELS OF NET SALES; DEPENDENCE ON ROYALTY REVENUE

    In recent years the Company has not generated net sales sufficient to produce an operating profit and has relied on a stream of royalty payments under an agreement with IBM to support its activities. These royalties amounted to $15,421,000 in fiscal 1995 and $14,473,000 in fiscal 1996. In late 1996 IBM introduce a new version of the royalty bearing device with substantially greater capacity and royalty revenue declined to $2,318,000 in the first quarter of fiscal 1997 and $1,196,000 in the quarter ended March 31, 1997. The Company believes that IBM is transitioning to a device which does not bear royalty, and that royalty revenue will continue to decline. In addition, net sales further declined in the recent quarters to $1,576,000 in the quarter ended March 31, 1997 resulting in operating losses and net losses in the two most recent quarters. In the most recent quarter the Company realized a negative net margin on net sales. The Company must generate substantial

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additional net sales of its CASD products in order to restore gross margins on those products and must generate revenue from its new Solution Services division or develop other sources of revenue in order to remain a viable operating entity. There is no assurance that the Company can achieve those objectives.

FLUCTUATIONS IN QUARTERLY RESULTS

    The Company's quarterly operating results have in the past varied and may in the future vary significantly depending on a number of factors, including: the level of competition, the size, timing, cancellation or rescheduling of significant orders; product configuration and mix; market acceptance of new products and product enhancements; new product announcements or introductions by the Company's competitors; deferrals of customer orders in anticipation of new products or product enhancements; changes in pricing by the Company or its competitors; the impact of price protection measures and return privileges granted by the Company to its distributors and VARs; the ability of the Company to develop, introduce and market new products and product enhancements on a timely basis; hardware component costs and availability, particularly with respect to hardware components obtained from sole sources; hardware supply constraints; the Company's success in expanding its sales and marketing programs; technological changes in the market for the Company's products, product mix and the mix of sales among the Company's sales channels; levels of expenditures on research and development; changes in Company strategy; personnel changes; general economic trends and other factors.

    Sales for any quarter are not predictable with any significant degree of certainty. The Company generally operates with limited order backlog because its products typically are shipped shortly after orders are received. Sales to a single customer in a quarter have affected and may affect net sales and operating margins. As a result, sales in any quarter are generally dependent on orders booked and shipped in that quarter. Sales are also difficult to forecast because the Company has not as yet generated significant sales of its products incorporating CASD technology. Due to the typical timing of customer orders, the Company often ships products representing a significant portion of its net sales for a quarter during the last month of that quarter. Any significant deferral of these sales could have a material adverse effect on the Company's results of operations in any particular quarter. To the extent that the Company completes significant sales earlier than expected, operating results for subsequent quarters may be adversely affected. The Company's expense levels are based, in part, on its expectations as to future sales. As a result, if sales levels are below expectations, net income may be disproportionately affected.

    The mix of the products marketed by the Company has been evolving over the last three years, and the Company's net sales have declined over that period. Due to all of the foregoing factors, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as an indicator of future performance. It is possible that in some future quarter the Company's operating results may be below the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock would likely be materially and adversely affected.

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INVESTMENT IN MATRIDIGM

    The Company has invested $5,586,000 to acquire an approximately 31% interest in MatriDigm Corporation, a private company organized to provide software maintenance and re-engineering services for users of IBM mainframe computer systems. MatriDigm has initially focused on development of a set of automated tools to identify and specifically modify dates within IBM COBOL programs to bring them into compliance with the Year 2000 requirements and to test the modified programs. MatriDigm in February 1997 announced commercial availability of an automated tool set for a pac-binary solution for programs written in ANSI COBOL 85 and, to respond to market demand, has recently announced commercial availability of a windowing solution. MatriDigm intends to continue to refine its current tool set and to extend its tool set to modify other COBOL languages as well as other computer languages widely used to write programs for IBM mainframe computers. Industry sources report a multi-billion dollar demand for services such as those being developed by MatriDigm and an automated tool set should provide greater profit margins than can be realized using other available methods. However, MatriDigm has not realized revenue as yet, and there is no assurance that it can successfully market its automated tool set, develop extensions for other computer languages or generate substantial revenue and profits. During the course of development, the Company has made additional investments in MatriDigm and may be required to make additional investments in the future.

VOLATILITY OF STOCK PRICE

    The price of the Company's stock has been subject to extreme volatility over the past nine months, as the closing bid price has ranged between a low of $5-1/8 and a high of $61-1/4, with a recent price of $25. The Company believes that the principal reasons for this volatility are rumored progress of and rumored problems in the development program of MatriDigm Corporation of which the Company owns approximately 31%. MatriDigm, which expects to provide an automated solution to the Year 2000 problem, is a private company and the principal vehicle for public participation in ownership of MatriDigm is indirectly through ownership of stock of the Company. MatriDigm has been unable or unwilling to provide public information on a regular basis about the status of its development effort, and as a result an opportunity is presented for third parties to initiate rumors which result in significant swings in the price of the Company's stock. Until MatriDigm successfully generates significant sustained revenue, it will remain difficult for investors to apply standard methods of analysis to the value of the Company's investment in MatriDigm and the pattern of volatility should be expected to continue.

COMPETITION

    The data storage market is intensely competitive, with technological advances fueling continuous erosion of prices for data storage capacity. The Company competes with much larger independent companies such as EMC and Storage Technology Corporation as well as manufacturers of computer systems such as Unisys Corporation, Sun Microsystems, Inc. and Hewlett Packard

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Corporation.  Many of its competitors have substantially greater financial resources and installed bases than the Company and on account of their substantially higher level of purchases are able to achieve significantly lower prices from suppliers of component parts. While the Company believes that its CASD products are currently superior to competitive products, unless it can significantly increase the level of net sales and additional cost savings on component purchases it will be unable to generate adequate gross margins on its CASD products. There can be no assurance that the Company will be able to generate the level of net sales to achieve adequate gross margins.

    The market for Year 2000 services is intensely competitive, with services being provided by a number of national, regional and local firms, many of which have existing relationships and contractual arrangements with customers. Many of these competitors have substantially greater financial, technical and marketing resources than the Company and MatriDigm. The ability of the Company and MatriDigm to compete in this market will depend on the ability of MatriDigm to develop a successful automated solution and as yet there can be no assurance that MatriDigm will be successful in this effort. In addition, the Company must attract and retain qualified personnel in which are also highly sought by its competition and must successfully leverage its own resources with contract and partnering relationships with other companies, including companies with are also competitors.

DEPENDENCE ON NEW PRODUCTS; RAPID TECHNOLOGICAL CHANGE

    The markets in which the Company operates are characterized by rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and increased storage capacities by the Company's competitors and the emergence of new industry standards could render the Company's existing products obsolete and unmarketable. The Company's future success will depend upon its ability to develop and to introduce new products, including products with increasing storage capabilities (including new software releases and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of its customers. The Company has not as yet realized significant sales of its CASD products. There can be no assurance that the Company will be successful in generating significant sales of these products. The failure of the Company to achieve significant net sales from these products could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be successful in developing and marketing any other products that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products, in a timely manner in response to changing market conditions or customer requirements, the Company's business, operating results and financial condition will be materially and adversely affected.

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PRODUCT LIABILITY

    The Company's standard warranty provides that if the system does not function to published specifications the Company will repair or replace the defective component without charge. Although to date the Company's suppliers of hardware components have generally covered the warranty costs associated with such components, there can be no assurance that such manufacturers will continue to be willing or able to cover such costs, and their failure to do so would result in such costs being borne by the Company. There can be no assurance that the Company's warranty costs will not be significant in the future. Significant warranty costs could have a material adverse effect on the Company's business, operating results or financial condition.

    The Company's agreements with its customers typically contained provisions intended to limit the Company's exposure to potential product liability claims. It is possible that the limitation of liability provisions contained in the Company's agreements may not be effective. Although the Company has not received any product liability claims to date, the sale and support of products by the Company and the incorporation of products from other companies may entail the risk of such claims. A successful product liability claim against the Company could have a material adverse effect on the Company's business, operating results and financial condition.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

    The Company's success depends significantly upon its proprietary technology. The Company currently relies on a combination of patent, copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. The Company seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. The Company has registered its Zitel, CASD and VAM trademarks and will continue to evaluate the registration of additional trademarks as appropriate. The Company generally enters into confidentiality agreements with its employees and with key vendors and suppliers. The Company currently has issued U.S. patents associated with its CASD technology. There can be no assurance that these patents will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. The Company believes that the rapidly changing technology in the computer storage industry makes the Company's success depend more on the technical competence and creative skills of its personnel than on patents.

    There has also been substantial litigation in the computer industry regarding intellectual property rights, and litigation may be necessary to protect the Company's proprietary technology. The Company has from time to time received claims that it is infringing third parties' intellectual property rights, and there can be no assurance that third parties will not in the future claim infringement by the Company with respect to current or future products, trademarks or other proprietary rights. The Company expects that companies in the storage systems market will increasingly be subject to infringement claims as the number of products and competitors in the Company's target markets

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grows.  Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require the Company to redesign its products or require the Company to enter into royalty or licensing agreements, any of which could have a material adverse effect on the Company's business, operating results or financial condition. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology, duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

INTERNATIONAL SALES AND OPERATIONS

    Sales to customers outside the United States have accounted for significant portions of the Company's net sales, and the Company expects that international sales will continue to represent a significant portion of the Company's net sales. International sales pose certain risks not faced by companies that limit themselves to domestic sales. Fluctuations in the value of foreign currencies relative to the U.S. dollar, for example, could make the Company's products less price competitive and, if the Company in the future denominates any of its sales in foreign currencies, result in losses from foreign currency transactions. International sales also cold be adversely affected by factors beyond the Company's control, including the imposition of government controls, export license requirements, restrictions on technology exports, changes in tariffs and taxes and general economic and political conditions. The laws of some countries does not protect the Company's intellectual property rights to the same extent as the laws of the United States.

DEPENDENCE ON KEY PERSONNEL

    The Company's future performance depends in significant part upon the continued service of its key technical and senior management personnel. The Company provides incentives such as salary, benefits and option grants (which are typically subject to vesting over four years) to attract and retain qualified employees. The loss of the services of one or more of the Company's officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and management employees or that it can attract, assimilate or retain other highly qualified technical and management personnel in the future.

    The future success of the Company's Solution Services Division will depend to a significant extent on its ability to attract, train, motivate and retain highly skilled software development professionals, particularly project managers, software engineers and other senior technical personnel.

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The Company believes that in the U.S. and elsewhere there is a shortage of, and significant competition for, software development professionals with the advanced technological skills necessary to perform the services offered by the Solution Services Division. The increasing recognition of the scope and significance of the year 2000 problem has materially increased the competition for personnel with appropriate skills and salary requirements have increased as availability of such personnel has decline precipitously. The Company's ability to maintain and renew existing relationships and obtain new business depends, in large part, on its ability to hire and retain technical personnel with the IT skills that keep pace with continuing changes in information processing technology, evolving industry standards and changing client preferences. An inability to hire such additional qualified personnel could impair the ability of the Solution Services Division to manage and complete its existing projects and to bid for or obtain new projects. Further, the Company must train and manage its growing employee base, requiring an increase in the level of responsibility for both existing and new management personnel. There can be no assurance that the management skills and systems currently in place will be adequate or that the Company will be able to assimilate new employees successfully. Accordingly, there can be no assurance that the Company will be successful in retaining current or future employees.

ANTI-TAKEOVER PROVISIONS

    Certain provisions of the Company's Certificate of Incorporation, as amended and restated, and Bylaws, as amended, California law and the Company's indemnification agreements with certain officers and directors of the Company may be deemed to have an anti-takeover effect. Such provisions may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in that stockholder's best interests, including attempts that might result in a premium over the market price for the shares held by stockholders.

    The Company's Board of Directors may issue additional shares of Common Stock or establish one or more classes or series of Preferred Stock, having the number of shares (up to 1,000,000), designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as determined by the Board of Directors without stockholder approval.

    The Board of Directors of the Company has approved the adoption of a Preferred Share Purchase Rights Plan (the "Rights Plan"). Terms of the Rights Plan provide for a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, no par value per share (the "Common Shares"), of the Company. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock"), at an exercise price of $69.50 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment, and a redemption price of $.01 per Right. Each one one-hundredth of a share of Preferred Stock has designations and the powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share.

    The Rights are not exercisable until the earlier to occur of (i) 10 days following a public

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announcement that a person, entity or group of affiliated or associated persons
(an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares.

    The Rights have certain anti-takeover effects as they would cause substantial dilution to a person or group that attempted to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors, since the Rights may be redeemed by the Company at $.01 per Right prior to the earliest of (i) the twentieth day following the time that a person or group has acquired beneficial ownership of 15% or more of the Common Shares (unless extended for one or more 10 day periods by the Board of Directors), (ii) a Change of Control, or (iii) the final expiration date of the rights.

ITEM 7.  EXHIBITS

    (c) The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

         Exhibit Number     Exhibit

              4.1           Form of Convertible Subordinated Debenture

              4.2           Registration Rights Agreement

              4.3           Securities Purchase Agreement

              4.4           Placement Agency Agreement

              99.1          Press Release, dated May 23, 1997


    The foregoing is a partial summary of certain terms of the Debentures and the rights of the holders. Reference is made to the Exhibits filed with this report for the actual terms of the Debentures and such rights.


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                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             ZITEL CORPORATION

Dated:  May 29, 1997          By: /s/ Jack H. King
                                  ---------------------------
                                  Jack H. King
                                  President and Director
                                  Chief Executive Officer


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                                    EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
------   -----------
4.1      Form of Convertible Subordinated Debenture

4.2      Registration Rights Agreement

4.3      Securities Purchase Agreement

4.4      Placement Agency Agreement

99.1     Press Release, dated May 23, 1997


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